SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2014

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Fairbanks Morse Engine, an EnPro Industries, Inc. company, has been selected with consortium partner, Westinghouse France, to supply 23 3.5 MWe opposed-piston, diesel engine-generator sets to Electricite de France (EDF) for emergency back-up power at 20 of EDF’s nuclear power plants in France. Terms of the contract call for Fairbanks Morse to supply one 12-cylinder opposed-piston engine-generator set rated at 3.5 MWe for each of 20 of EDF’s nuclear reactors at eight sites in France, as well as two spare diesel generator sets and one model set. Delivery of the first units is expected in 2016 with the remaining units delivered before the end of 2018. Fairbanks Morse estimates that revenues to it under the contract to be approximately €89.2 million, which are anticipated to be recognized over time under the percentage of completion method.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2014

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean, Vice President, General Counsel and Secretary

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